  As filed with the Securities and Exchange Commission on December 20, 1996

                                                      Registration No. 33-71438
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    ----------------------------------------



                           COMPUTERVISION CORPORATION
             (Exact name of registrant as specified in its charter)

                    ----------------------------------------


DELAWARE                                    2836                      04-2491912
(State or her jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization   Classification Code Number)    Identification Number)

                    ----------------------------------------


                 100 CROSBY DRIVE, BEDFORD, MASSACHUSETTS 01730
                                 (617) 275-1800
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    ----------------------------------------


                              RUSSELL E. PLANITZER
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                           COMPUTERVISION CORPORATION
                                100 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                    ----------------------------------------



                                    Copy to:

                             PAUL P. BROUNTAS, ESQ.
                                  HALE AND DORR
                                 60 State Street
                           Boston, Massachusetts 02109

===============================================================================

     This Registration Statement includes two (2) prospectuses, one of which relates to a distribution of shares under the DR Holdings of Delaware, Inc. Chapter 11 Plan confirmed by the United States Bankruptcy Court for the District of Delaware on June 24, 1993 and one of which relates to the resale of shares by certain selling stockholders of the Registrant. This Post-Effective Amendment No. 1 is being filed for the purpose of deregistering 3,322,249 shares of Common Stock, $.01 par value per share (the "Common Stock"), which were not sold pursuant to the resale prospectus filed under Reg. No. 33-71438. The Registrant is not at this time requesting deregistration of any of the 16,400,000 shares of Common Stock registered under Reg. No. 33-71438 for sale pursuant to the bankruptcy distribution prospectus.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on this 19th day of December, 1996.


                                        COMPUTERVISION CORPORATION

                                        BY:     /s/ Anthony N. Fiore, Jr.
                                               -------------------------------
                                                    Anthony N. Fiore, Jr.
                                                    Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dated indicated.


         Signature                                      Title                                               Date
         ---------                                      -----                                               ----
/s/ Kathleen A. Cote                            President, Chief Executive                              December 19, 1996
------------------------------------            Officer, and Director
    Kathleen A. Cote                            (Principal Executive Officer)


/s/ William A. Foniri                           Vice-President, Finance, Chief                          December 19, 1996
------------------------------------            Financial Officer, and
    William A. Foniri                           Treasurer (Principal Financial
                                                and Accounting Officer)

/s/ Russell E. Planitzer                        Chairman of the Board                                   December 19, 1996
------------------------------------
    Russell E. Planitzer

/s/ Jean-Serge G. Bertoncini
------------------------------------            Director                                                December 19, 1996
    Jean-Serge G. Bertoncini

/s/ Norman A. Bolz
------------------------------------            Director                                                December 19, 1996
    Norman A. Bolz


------------------------------------            Director
    Kevin J. Burns

/s/ John Cunningham
------------------------------------            Director                                                December 19, 1996
    John Cunningham

/s/ Eugene M. Freedman
------------------------------------                     Director                                       December 19, 1996
    Eugene M. Freedman

/s/ Lawrence L. Landry
------------------------------------                     Director                                       December 19, 1996
    Lawrence L. Landry

/s/ Andrew G.C. Sage II
------------------------------------                     Director                                       December 19, 1996
    Andrew G.C. Sage II

/s/ Jon C. Straus
------------------------------------                     Director                                       December 19, 1996
    Jon C. Straus

